Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kirr, Marbach Partners Funds, Inc. (the “Fund”), and to the use of our report dated November 19, 2025 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 28, 2026